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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
DECEMBER 31, 1996


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
                                                                    STATE OR OTHER
                                                                    JURISDICTION
NAME OF SUBSIDIARY                                                  OF INCORPORATION
------------------                                                  ----------------
Consolidated Subsidiaries:
--------------------------

Capitol National Bank                                               United States (national bank)

Portage Commerce Bank                                               Michigan

Ann Arbor Commerce Bank                                             Michigan

Oakland Commerce Bank                                               Michigan

Grand Haven Bank (85% owned)                                        Michigan

Paragon Bank & Trust                                                Michigan

Bank of Tucson (51% owned)                                          Arizona

Macomb Community Bank (51% owned)                                   Michigan


Unconsolidated Subsidiary:
--------------------------

Amera Mortgage Corporation, Inc.                                    Michigan
(49% owned equity method investee)


Inactive subsidiaries:
----------------------

MOI, Inc.                                                           Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                        Michigan

C.B. Services, Inc.                                                 Michigan
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The following summarizes regulatory agencies of the registrant and its subsidiaries:

The Corporation's state-chartered banks located in Michigan (Portage Commerce Bank, Ann Arbor Commerce Bank, Oakland Commerce Bank, Paragon Bank & Trust, Grand Haven Bank and Macomb Community Bank) are regulated by the Financial Institutions Bureau of the Michigan Department of Commerce. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank of Tucson is regulated by the Arizona Corporation Division. Each of the Corporation's banking subsidiaries, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board which also regulates its nonbanking subsidiaries. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.